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                                                                EXHIBIT 99.1

[URS LOGO]


FOR IMMEDIATE RELEASE


CONTACTS:

URS CORPORATION                             CITIGATE SARD VERBINNEN
Kent P. Ainsworth                           Jamie Tully/Hugh Burns
Executive Vice President                    (212) 687-8080
& Chief Financial Officer

OR

David C. Nelson
Vice President
& Corporate Treasurer
(415) 774-2700


                      URS TO ACQUIRE EG&G FOR $500 MILLION

              COMBINES NATION'S LARGEST ENGINEERING AND DESIGN FIRM
            WITH A LEADING PROVIDER OF OUTSOURCED TECHNICAL SOLUTIONS
                             TO THE U.S. GOVERNMENT
                  --------------------------------------------

        SAN FRANCISCO, CA - JULY 17, 2002 -- URS Corporation (NYSE: URS), the nation's largest engineering and design firm, today announced that it has agreed to acquire EG&G Technical Services (EG&G), a leading provider of outsourced engineering, technology and operations management services to the U.S. government, in a transaction valued at $500 million.

        EG&G is currently owned by affiliates of The Carlyle Group and includes the operations of Lear Siegler Services, Inc. It has approximately $850 million in annual revenues, principally related to multi-year federal government contracts, and more than 10,000 employees.

        EG&G's services, which include engineering and operations and management of large federal government installations, facilities and property, will complement URS' planning, design, engineering, environmental and program and construction management services and better enable URS to meet client needs from the conception of a project through to operations and maintenance.



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        The combined company will be a top-tier services provider to the federal government, with unparalleled scale and the range of capabilities required to meet the growing market for large, multi-service government outsourcing projects. Both companies already serve many of the same federal government clients including the General Services Administration, NASA, the Environmental Protection Agency, and the Departments of Defense, Transportation, Treasury, Justice, and Energy. In addition, URS and EG&G believe that the combination will result in significant opportunities to offer EG&G's services to URS' substantial base of private sector and municipal clients.

        Said Martin M. Koffel, Chairman and Chief Executive Officer of URS:
"EG&G is an outstanding strategic fit and the next logical step in the continued growth and development of URS. Consistent with our previously stated goals, it enhances our presence as a key federal contractor and positions us especially well in the rapidly expanding market for homeland defense services including emergency preparedness, force protection and anti-terrorism projects. Our customers will benefit from a broader service offering, employees will be part of a larger and more dynamic company, and stockholders will benefit from our more diverse income stream and the many new opportunities to accelerate growth that are presented by this transaction."

        Koffel noted: "While both companies serve many of the same clients in related areas, there is almost no business overlap." He added: "EG&G is a well run and respected company with complementary businesses to URS. We already have identified numerous potential opportunities for collaboration, and both management teams are committed to a smooth integration following the closing."

        Said George R. Melton, President and Chief Executive Officer of EG&G:
"This is a tremendously positive step in the development of our company. We will now be able to offer a broader range of services to our clients, and given our similar cultures, our employees will find a good home in URS. The logical fit between our companies and our complementary client bases should enable both organizations to collaborate very rapidly after the transaction closes."



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        Under the terms of the transaction -- which is expected to close in URS'
fiscal fourth quarter assuming the contemplated financing is finalized on a timely basis, and subject to regulatory approvals and other customary closing conditions -- URS will retire approximately $165 million of EG&G debt, pay the EG&G stockholders approximately $165 million in cash, and issue to the EG&G stockholders approximately $130 million in URS common stock, representing slightly less than 20 percent of the URS shares currently outstanding, and $40 million of a new series of nonvoting participating convertible preferred stock. URS will seek stockholder approval for the conversion of the preferred into common stock at a special meeting in October. Following the conversion, the EG&G stockholders would hold approximately 23% of the URS common stock then outstanding.

        Joseph E. Lipscomb, Managing Director of The Carlyle Group stated: "We are very pleased to become stockholders of URS. Both URS and EG&G have established exceptional track records of consistent earnings growth and strong financial management. This combination will take both companies to a new level, creating a market leader for government outsourcing services with an unmatched ability to plan, design, deliver, manage and operate sophisticated installations, physical infrastructure and other projects virtually anywhere in the world."

        URS has obtained financing commitments for $900 million to complete the transaction. Financing proceeds will be used to pay the selling stockholders and to refinance existing URS and EG&G debt. The company's debt to total capital is expected to increase to 59% from 56% currently.

        Upon closing of this transaction, EG&G will operate as a wholly owned division of URS. Mr. Melton will join the URS board of directors and continue in his executive role as President of the EG&G Division. Mr. Lipscomb also will join the URS board.

        On a pro forma basis, the combined company is expected to have approximately $3.2 billion in annual revenues, EBITDA of $250 million, $90 million in net income, and over 25,000 employees. Total funded debt would be approximately $960 million. The combined company's backlog would be approximately $4.2 billion.



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        Approximately 40%, or $1.3 billion, of the combined company's pro forma revenues will be derived from work as a federal contractor, 30% from services to state and local agencies and 30% to private sector corporations, including more than half of the Fortune 500.

        WEB CAST INFORMATION

        URS will host a dial-in conference call on Wednesday, July 17, 2002 at 9:30 a.m. (EDT), to discuss its acquisition of EG&G. A live web cast of this call will be available at www.ir.urscorp.com or http://urs.acquisitioninformation.com.

        ABOUT URS

        URS offers a broad range of planning, design, program and construction management, and operations and maintenance services for transportation, hazardous waste, industrial processing and petrochemical, general building, water/wastewater and security projects. Headquartered in San Francisco, the Company operates in 30 countries with approximately 16,000 employees providing engineering services to federal, state and local governmental agencies as well as private clients in the chemical, manufacturing, pharmaceutical, forest products, mining, oil and gas, and utilities industries (www.urscorp.com).

        ABOUT EG&G

        Headquartered in Gaithersburg, Maryland, EG&G is a leading provider of operations management, technical solutions and defense systems and services to the U.S. Government and commercial businesses, with services ranging from designing and managing operating logistics solutions to security systems design and installation to energy and transportation analysis, planning, and policy development.

                                     - ## -

        Statements contained in this press release that are not historical facts may constitute forward-looking statements, including statements about the Company's ability to close the announced transaction and the related financing, its ability to successfully integrate the combined enterprise, the expected financial impacts of the acquisition and financing, and the continued strength of the Company's business and its opportunities for future growth. The Company believes that its expectations are reasonable and are based on reasonable assumptions. However, such forward-looking statements by their nature involve risks and uncertainties. The Company cautions that a variety of factors, including but not limited to the following, could cause the Company's business and financial results to differ materially from those expressed or implied in forward-looking statements: the Company's current and anticipated highly leveraged position; the ability of the Company to service its debt and the additional debt that would be incurred in connection with the acquisition; the Company's



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ability to pursue business strategies; the Company's continued dependence on federal, state and local appropriations for infrastructure spending; pricing pressures; changes in the regulatory environment; outcomes of pending and future litigation; the Company's ability to attract and retain qualified professionals; industry competition; changes in international trade, monetary and fiscal policies; the ability of the Company to integrate the announced acquisition and future acquisitions successfully; the Company's ability to successfully integrate its accounting and management information systems; and other factors discussed more fully in the Company's Annual Report on Form 10-K for the year ended October 31, 2001, and other reports subsequently filed from time to time with the Securities and Exchange Commission. The Company assumes no obligation to update any forward-looking statements.


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